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    As filed with the Securities and Exchange Commission on December 9, 1998
                                                  Registration No. 333-48689

===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                             TO THE FORM S-1
                          REGISTRATION STATEMENT
                                 UNDER
                        THE SECURITIES ACT OF 1933
                                -------

                            CFS BANCORP, INC.
(Exact name of registrant as specified in its articles of incorporation)


   Delaware                           6711                      35-2042093
 --------------                    -----------               ----------------
(State or other jurisdiction of   (Primary Standard         (I.R.S. Employer
incorporation or organization)  Industrial Classification   Identification No.)
                                   Code Number)


                                 707 Ridge Road
                             Munster, Indiana 46321
                                 (219) 836-5500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Thomas F. Prisby
             Chairman of the Board and Chief Executive Officer
                               707 Ridge Road
                           Munster, Indiana 46321
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copy to:

                          Raymond A. Tiernan, Esq.
                           Hugh T. Wilkinson, Esq.
                            Philip R. Bevan, Esq.
                    Elias, Matz, Tiernan & Herrick L.L.P.
                      734 15th Street, N.W., 12th Floor
                          Washington, D.C.  20005

  Approximate date of commencement: Not applicable. This amendment is being filed solely to withdraw from registration 375,184 shares of Common Stock.

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     This Post-Effective Amendment No. 1 is being filed to deregister 375,184 shares of Common Stock (the "Option Shares") of CFS Bancorp, Inc. (the "Registrant") covered by the Form S-1 Registration Statement No. 333-48689,
as amended (the "Registration Statement"). The Option Shares, which were issuable in connection with the merger of SuburbFed Financial Corp. with and into the Registrant (the "Merger"), have not been exchanged as of the date of this Post-Effective Amendment No. 1 and are no longer being exchanged. The terms of the Merger are described in the prospectus filed as part of the Registration Statement.
                                  2
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                            SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Munster, State of Indiana on December 9, 1998.

                         CFS BANCORP, INC.


                         By:  /s/Thomas F. Prisby
                              --------------------------
                              Thomas F. Prisby
                              Chairman of the Board and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Name                           Title                         Date
------------                 ------------                   ------------
/s/Thomas F. Prisby       Chairman of the Board             December 9, 1998
-------------------       and Chief Executive Officer
Thomas F. Prisby


/s/James W. Prisby*       Vice Chairman, President and      December 9, 1998
-------------------       Operating Officer
James W. Prisby


/s/John T. Stephens       Executive Vice President and      December 9, 1998
-------------------       Chief Financial Officer
John T. Stephens          (principal financial and
                           accounting officer)


/s/Sally A. Abbott*       Director                          December 9, 1998
-------------------
Sally A. Abbott


/s/Gregory W. Blaine*     Director                          December 9, 1998
-------------------
Gregory W. Blaine


/s/Thomas J. Burns*       Director                          December 9, 1998
-------------------
Thomas J. Burns


/s/Gene Diamond*          Director                          December 9, 1998
-------------------
Gene Diamond



-------------------       Vice Chairman and Senior          December 9, 1998
Daniel P. Ryan            Executive Vice President




    *By:    /s/Thomas F. Prisby
        -----------------------
        Thomas F. Prisby
        Attorney-in-Fact
                                  3
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